Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-287593) on Form S-8 of GBank Financial Holdings, Inc. of our report dated March 27, 2026 relating to the consolidated financial statements of GBank Financial Holdings, Inc. and Subsidiary, appearing in this Annual Report on Form 10-K of GBank Financial Holdings, Inc. for the year ended December 31, 2025.

/s/ RSM US LLP

Chicago, Illinois

March 27, 2026